EXHIBIT 99.1

Bion Environmental Technologies to Present at the Drexel Hamilton Micro-Cap Investor Forum Conference

November 11, 2014. New York, New York.  Bion Environmental Technologies, Inc. (OTC QB: BNET), a provider of proven innovative livestock waste treatment technology, announced today that CEO Dominic Bassani will be a presenter at the Drexel Hamilton Micro-Cap Investor Forum on Thursday, November 13th, 2014.

Bion's proven technology platform provides cost-effective and comprehensive environmental treatment of livestock waste and recovers renewable energy, clean water and valuable nutrients (nitrogen and phosphorus). Federal and state strategies are being developed to address excess nutrients that the EPA calls the “the greatest water quality problem in the U.S.” Livestock waste is one of the largest sources of unregulated nutrients in most watersheds and the industry is also under scrutiny for greenhouse gas emissions and other impacts. For more information, please visit www.biontech.com.

Drexel Hamilton, LLC is a full-service institutional broker-dealer founded on the principle of offering meaningful employment opportunities to disabled veterans desiring a career in financial services. Drexel Hamilton’s Equity Research team regularly conducts interactive industry conferences for institutional investors. For more information, please visit www.drexelhamilton.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Vice President-Capital Markets

303-843-6191 direct